UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2019
Kirkland's, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	000-49885	62-1287151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Maryland Way, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	615-872-4800

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	KIRK	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 18, 2019, Kirkland’s, Inc. (the “Company”) and Nicole Strain entered into an employment agreement (the “Employment Agreement”), with an effective term that commenced on September 18, 2019 and that will continue for an indefinite term (the “Term”), until terminated as provided in the Employment Agreement. The Employment Agreement provides Ms. Strain, age 45, with the following compensation and benefits: (a) annual base salary of no less than $360,000, subject to periodic review and adjustment in the discretion of the Compensation Committee of the Board (the “Compensation Committee”); (b) participation in any annual bonus plans maintained by the Company for its senior executives, with a target amount for such bonus to be 60% of Ms. Strain’s base salary and the actual bonus payable with respect to a particular year to be determined by the Compensation Committee, based on the achievement of corporate and individual performance objectives established by the Compensation Committee; (c) participation in any equity-based compensation plans maintained by the Company, at the discretion of the Committee; and (d) participation in all employee benefit plans or programs for which any member of the Company’s senior management is eligible under any existing or future Company plan or program.
Under the terms of the Employment Agreement, the Company may terminate Ms. Strain’s employment at any time either for any or no reason, and Ms. Strain may terminate her employment for Good Reason or upon thirty days’ advance notice without Good Reason. The term “Good Reason” is defined in the Employment Agreement to mean the occurrence of any of the following: (i) the assignment to Ms. Strain of any duties inconsistent with Ms. Strain’s position, authority, duties or responsibilities, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities; (ii) a reduction by the Company in Ms. Strain’s annual salary or potential annual bonus, provided that if the salaries and/or bonuses of substantially all of the Company’s senior executive officers are contemporaneously and proportionately reduced, a reduction in Ms. Strain’s salary will not constitute “Good Reason”; (iii) the failure by the Company, without Ms. Strain’s consent, to pay to her any portion of her current compensation, except pursuant to a compensation deferral elected by Ms. Strain, other than an isolated and inadvertent failure which is remedied by the Company promptly after receipt thereof given by Ms. Strain; (iv) the relocation of the Company’s principal executive offices to a location more than 35 miles from the current location of such offices, or the Company’s requiring Ms. Strain to be based anywhere other than the Company’s principal executive offices, except for required travel on the Company’s business; or (v) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform under the Employment Agreement.
If the Company terminates Ms. Strain’s employment without Cause (as defined below) or if Ms. Strain resigns for Good Reason, the Company shall pay Ms. Strain one (1) times her base salary for the year in which such termination shall occur in 12 substantially equal monthly installments. The term “Cause” is defined in the Employment Agreement to mean the occurrence of any of the following, as determined in good faith by the Board: (i) alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription) by Ms. Strain; (ii) illegal conduct or gross misconduct of Ms. Strain which is materially and demonstrably injurious to the Company or its Affiliates including, without limitation, fraud, embezzlement, theft or proven dishonesty; (iii) Ms. Strain’s conviction of a misdemeanor involving moral turpitude or a felony; (iv) Ms. Strain’s entry of a guilty or nolo contendere plea to a misdemeanor involving moral turpitude or a felony; (v) Ms. Strain’s material breach of any agreement with, or duty owed to, the Company or its affiliates; or (vi) Ms. Strain’s failure, refusal or inability to perform, in any material respect, her duties to the Company, which failure continues for more than 15 days after written notice thereof from the Company.
The payment of any severance by the Company to Ms. Strain is conditioned upon the execution and delivery by Ms. Strain of a release in the form of the release attached as an exhibit to the Employment Agreement. If Ms. Strain’s employment with the Company ceases for any reason (including but not limited to termination (a) by the Company for Cause, (b) as a result of Ms. Strain’s death, (c) as a result of Ms. Strain’s Disability (as defined in the Employment Agreement) or (d) by Ms. Strain without Good Reason) other than as a result of the Company terminating her without Cause or by her resignation for Good Reason, then the Company’s obligation to Ms. Strain will be limited solely to the payment of accrued and unpaid base salary through the date of such cessation.
The Employment Agreement also contains a non-competition agreement from Ms. Strain by which she agrees not to, directly or indirectly, among other things, be employed by or otherwise participate in the management of certain competitive companies or their affiliates, each of which are identified in the Employment Agreement, for a period of 12 months from the date of her termination. The Company also has the option to extend the term of Ms. Strain’s non-competition agreement for up to an additional 12 months by agreeing to pay her her base salary in substantially equal monthly installments for the number of months that the Company elects to extend the non-competition agreement as severance. The Employment Agreement also contains other standard restrictive covenants such as confidentiality, works for hire and non-solicitation of customers and employees that will extend for a period of 24 months following termination of employment.

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There is no arrangement or understanding between Ms. Strain and any other person pursuant to which Ms. Strain was selected as an officer. Ms. Strain is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished as part of this Report:

Exhibit No.	Description
10.1	Employment Agreement, effective September 18, 2019, by and between Nicole Strain and Kirkland's, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

September 19, 2019	By:	/s/ Carter R. Todd
Name: Carter R. Todd
Title: Vice President and General Counsel